INVESTOR PRESENTATION JULY 2021 v JULY 2021 Investor Presentation Exhibit 99.2

INVESTOR PRESENTATION JULY 2021 Disclaimers 2 NON - GAAP FINANCIAL MEASURES As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non - GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this document . This document contains the following non - GAAP financial measures : adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and adjusted EBITDA margin for the three and six - month periods ended June 30 , 2021 and 2020 on a consolidated basis ; adjusted EBITDA and adjusted EBITDA excluding truckload for the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; free cash flow for the three and six - month periods ended June 30 , 2021 and 2020 , and the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; adjusted net income (loss) attributable to common shareholders and adjusted earnings (loss) per share (basic and diluted) (“adjusted EPS”) for the three and six - month periods ended June 30 , 2021 and 2020 ; net revenue and net revenue margin for our North American truck brokerage business for the three - month periods ended June 30 , 2021 and 2020 , adjusted EBITDA, adjusted operating income and adjusted operating ratio (including and excluding real estate) for our North American less - than - truckload business for the three - month periods ended June 30 , 2021 and 2020 and the twelve - month periods ended December 31 , 2020 , 2019 , 2018 , 2017 , 2016 and 2015 ; organic revenue for our logistics segment for the three - month period ended June 30 , 2021 and 2020 ; and net debt and net leverage as of June 30 , 2021 . We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate these non - GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies . These non - GAAP financial measures should only be used as supplemental measures of our operating performance . Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction and integration, as well as restructuring costs and other adjustments as set forth in the attached tables . Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin - off and may include transaction costs, consulting fees, retention awards, and internal salaries and wages (to the extent the individuals are assigned full - time to integration and transformation activities) and certain costs related to integrating and converging IT systems . Restructuring costs primarily relate to severance costs associated with business optimization initiatives . Management uses these non - GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance . We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value . We calculate free cash flow as net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment . We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding truckload improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . We believe that adjusted net income (loss) attributable to common shareholders and adjusted earnings (loss) per share improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition - related intangible assets . We believe that net revenue and net revenue margin improve the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables . We believe that adjusted operating income and adjusted operating ratio (including and excluding real estate) for our North American less - than - truckload business improve the comparability of our operating results from period to period by ( i ) removing the impact of certain transaction and integration and restructuring costs, as well as amortization expenses ; and (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables . We believe that organic revenue is an important measure because it excludes the impact of the following items : foreign currency exchange rate fluctuations and revenue generated by the logistics operations in the UK we recently acquired . We believe that net debt and net leverage are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our reported total debt and reporting net debt as a ratio of our last twelve - month reported adjusted EBITDA . With respect to our financial targets for full year pre - spin combined 2021 adjusted EBITDA, full year pro forma XPO 2021 adjusted EBITDA, adjusted diluted EPS and free cash flow, last six - month pro forma XPO 2021 adjusted EBITDA, pro forma XPO and GXO net leverage, pro forma GXO 2021 adjusted EBITDA, last six - month pro forma GXO 2021 adjusted EBITDA and GXO 2022 adjusted EBITDA and organic revenue, a reconciliation of these non - GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non - GAAP target measures . The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward - looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation . FORWARD - LOOKING STATEMENTS This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, including our future growth prospects for adjusted EBITDA in our North American less - than - truckload business, our full year pre - spin combined 2021 financial target for adjusted EBITDA ; our full year pro forma XPO 2021 financial targets for adjusted EBITDA, depreciation and amortization (excluding acquisition - related amortization expense), interest expense, effective tax rate, adjusted diluted EPS, net capital expenditures and free cash flow ; our pro forma XPO and GXO net leverage ; our full year pro forma GXO 2021 financial targets for revenue, adjusted EBITDA, depreciation and amortization (excluding acquisition - related amortization expense), interest expense, effective tax rate and net capital expenditures ; our last six - month pro forma XPO and GXO 2021 financial targets for adjusted EBITDA ; our GXO 2022 financial targets for organic revenue growth and adjusted EBITDA ; our company’s planned spin - off of its logistics segment ; and XPO’s plan to pursue an investment - grade credit rating . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic and government responses to the COVID - 19 pandemic ; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands ; our ability to implement our cost and revenue initiatives ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks or similar incidents ; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin - off of our logistics segment, including final approval for the proposed spin - off and the risk that the spin - off may not be completed on the terms or timeline currently contemplated, if at all ; the impact of the proposed spin - off on the size and business diversity of our company ; the ability of the proposed spin - off to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our substantial indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees ; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes ; governmental or political actions, including the United Kingdom's exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this deck are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this deck speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .

INVESTOR PRESENTATION JULY 2021 Table of contents 3 BUSINESS OVERVIEW 4 FINANCIAL OVERIVEW AND Q2 2021 RESULTS 7 XPO: LESS - THAN - TRUCKLOAD 14 XPO: TRUCK BROKERAGE 20 GXO: LOGISTICS 28 SUMMARY 37 SUPPLEMENTAL MATERIALS 41 APPENDIX 51

INVESTOR PRESENTATION JULY 2021 Business overview

XPOLogistics

Planned spin-off on August 2 will create two pure-play industry powerhouses

XPOLogistics

KEY TRANSPORTATION METRICS[1]

62% OF 2020 COMPANY REVENUE

A leading provider of freight transportation, primarily less-than-truckload (LTL) and truck brokerage services

TTM revenue	$11.8 billion
Locations	744
Countries of operation	18

- Third largest provider of LTL transportation in North America and a leading LTL network in Western Europe
- Second largest truck broker worldwide, and third largest in North America
- Innovator in digital brokerage transactions, with one of the industry's most rapidly adopted, fully automated freight management platforms: XPO Connect™

GXO

KEY LOGISTICS METRICS[1]

38% OF 2020 COMPANY REVENUE

Will be the largest pure-play contract logistics provider in the world, and a leader in outsourced e-commerce fulfillment and returns

TTM revenue	$7.0 billion
Warehouses	869
Countries of operation	27

- Asset-light business characterized by long-term, contractual relationships with high retention rates and low cyclicality
- 208 million sq. ft.[1] of warehouse space (97 million sq. ft. in North America; 104 sq. ft. million in Europe; 7 million sq. ft. in Asia)
- Innovator in advanced warehouse automation, including robots, cobots, goods-to-person systems and wearables

[1] As of June 30, 2021

Note: The company expects to complete the spin-off of its logistics segment on August 2, 2021; there can be no assurance the spin-off will happen, or of its timing or terms

Note: Historical results are not necessarily indicative of the results that may be expected in the future or for the standalone businesses after the spin-off

INVESTOR PRESENTATION JULY 2021

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INVESTOR PRESENTATION JULY 2021 TTM revenue $11.8 billion Countries of operation 18 Locations 744 Team members 3 ~44,000 LTL TAM, North America 4 ~$42 billion Brokerage TAM, North America 5 ~$61 billion Overview of XPO post - spin: a leading global provider of freight transportation 6 REVENUE SPLIT BY GEOGRAPHY 1 KEY METRICS 2 REVENUE SPLIT BY VERTICAL 1 1 Based on trailing 12 months revenue as of June 30, 2021 2 Data as June 30, 2021, except total addressable markets (TAMs) 3 ~40,000 employees and ~ 4,000 temporary workers 4 Third - party research, 2020: North American LTL industry size 5 Third - party research, 2020: North American total addressable truckload opportunity is ~$360 billion; truck brokerage component i s ~$61 billion Industrial / manufacturing 22% Retail / e - commerce 22% Automotive 9% Food and beverage 8% Logistics and transportation 8% Consumer goods 7% Home furnishings / building materials 7% Agriculture / chemicals 5% Other 12% North America 74% France 11% United Kingdom 7% Rest of Europe 7% Other 1%

INVESTOR PRESENTATION JULY 2021 Financial overview and Q2 2021 results

INVESTOR PRESENTATION JULY 2021 Double - digit growth in revenue and adjusted EBITDA 8 REVENUE ADJUSTED EBITDA 1 Full year 2021 forecast range for XPO’s adjusted EBITDA as a combined company, pre - spin - off Note: Both charts exclude the impact of the North American truckload unit divested in October 2016 Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information 7,533 14,188 15,381 17,279 16,648 16,252 18,696 0 4,000 8,000 12,000 16,000 20,000 2015 2016 2017 2018 2019 2020 TTM Q2 2021 $ in millions $ in millions 474 1,168 1,367 1,562 1,668 1,393 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2015 2016 2017 2018 2019 2020 2021F 1,875 – 1,915 1

INVESTOR PRESENTATION JULY 2021 Strong free cash flow generation 9 FREE CASH FLOW 1 Full year 2021 forecast range for XPO’s free cash flow as a combined company, excludes transaction - related charges for the plan ned spin - off Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016 - 2018 Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information $ in millions (98) 208 399 694 628 554 650 – 725 -125 0 125 250 375 500 625 750 2015 2016 2017 2018 2019 2020 2021F - 125 1

INVESTOR PRESENTATION JULY 2021 Balance sheet and liquidity as of June 30, 2021 10 NET DEBT 1 $4.5 billion CASH AND CASH EQUIVALENTS $801 million NET LEVERAGE 2 2.4x TOTAL LIQUIDITY $1.9 billion Recent activities ▪ In June, the company put in place an undrawn $800 million revolving credit facility for GXO ▪ In July, GXO issued $800 million of five - and ten - year notes with an average interest rate of 2.2%; the proceeds from the sale of the notes will be used primarily to fund a cash distribution to XPO in conjunction with the spin - off ▪ In July, XPO raised nearly $400 million through an offering of its common stock ▪ Following the spin - off, XPO’s net leverage is expected to be approximately 2.8x 3 , and GXO’s net leverage is expected to be approximately 1.4x 4 . 1 Calculated as total debt of $5.27 billion less cash and cash equivalents of $801 million 2 Calculated as net debt of $4.5 billion divided by TTM adjusted EBITDA of $1.8 billion for the 12 months ended June 30, 2021 3 Calculated as pro forma net debt of $3.4 billion divided by 2021E pro forma adjusted EBITDA of $1.2 billion 4 Calculated as pro forma net debt of $879 million divided by 2021E pro forma adjusted EBITDA of $620 million Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information XPO is moving toward an investment - grade credit rating in the future GXO will be investment - grade from day one

INVESTOR PRESENTATION JULY 2021 XPO second quarter 2021 consolidated results 11 REVENUE $5.04 billion NET INCOME 1 $156 million DILUTED EARNINGS PER SHARE $1.38 ADJUSTED NET INCOME 1 $209 million ADJUSTED DILUTED EARNINGS PER SHARE ADJUSTED EBITDA $507 million CASH FLOW FROM OPERATIONS $366 million FREE CASH FLOW $282 million $1.86 Commentary ▪ Revenue was the highest of any quarter in XPO’s history, increasing by 44% from prior year Q2 revenue of $3.50 billion, and net income was a near - record for the company ▪ Operating income increased to $246 million from prior year Q2 operating loss of $141 million ▪ Adjusted EBITDA was the highest of any quarter in XPO’s history, increasing by 195% from prior year Q2 adjusted EBITDA of $172 million ▪ Adjusted diluted EPS increased to $1.86 from prior year Q2 adjusted diluted loss per share of $0.32 ▪ Q2 EBITDA margin of 10.1% is ~520 basis points higher than prior year 1 Net income attributable to common shareholders Refer to the “Non - GAAP Financial Measures” section on page 2 and Appendix for related information

INVESTOR PRESENTATION JULY 2021 Note: Pro forma 2021 guidance excludes impacts associated with the planned spin - off of the logistics segment; assumes 116 millio n diluted shares outstanding at the time of the spin - off 1 P ro forma for planned debt paydown post - spin - off Refer to the “Non - GAAP Financial Measures” section on page 2 XPO pro forma 2021 guidance 12 ADJUSTED EBITDA $1.195 billion to $1.235 billion, including adjusted EBITDA of $574 million to $614 million generated in the last six months of 2021 DEPRECIATION AND AMORTIZATION $385 million to $395 million, excluding approximately $95 million of acquisition - related amortization expense INTEREST EXPENSE 1 Approximately $200 million EFFECTIVE TAX RATE 23% to 25% NET CAPITAL EXPENDITURES $250 million to $275 million ADJUSTED DILUTED EPS $4.00 to $4.30 FREE CASH FLOW $400 million to $450 million The company has updated its pro forma full year 2021 financial targets for XPO, the pure - play transportation company that will r esult from the planned spin - off of XPO’s logistics segment on August 2, 2021. XPO increased its pre - spin combined adjusted EBITDA target for full year 2021 to a range of $1.875 billion to $1.915 billion, re flecting higher expectations for both segments following its second quarter performance. Utilizing this combined target, the following XPO pr o f orma targets have been calculated as if the spin - off had been completed on January 1, 2021.

INVESTOR PRESENTATION JULY 2021 Note: Pro forma 2021 guidance excludes impacts associated with the planned spin - off of the logistics segment; assumes 116 millio n diluted shares outstanding at the time of the spin - off Refer to the “Non - GAAP Financial Measures” section on page 2 REVENUE $7.5 billion to $7.7 billion ADJUSTED EBITDA $605 million to $635 million, including adjusted EBITDA of $309 million to $339 million generated in the last six months of 2021 DEPRECIATION AND AMORTIZATION $240 million to $250 million, excluding approximately $60 million of acquisition - related amortization expense INTEREST EXPENSE $20 million to $25 million NET CAPITAL EXPENDITURES $240 million to $250 million EFFECTIVE TAX RATE 26% to 28% GXO pro forma 2021 guidance and 2022 targets 13 The company has updated its pro forma full year 2021 financial targets for GXO, the pure - play logistics company that will result from the planned spin - off of XPO’s logistics segment on August 2, 2021. XPO increased its pre - spin combined adjusted EBITDA target for full year 2021 to a range of $1.875 billion to $1.915 billion, re flecting higher expectations for both segments following its second quarter performance. Utilizing this combined target, the following GXO pr o f orma targets have been calculated as if the spin - off had been completed on January 1, 2021. Raised 2022 target for GXO adjusted EBITDA to a range of $705 million to $740 million, with 8% to 12% YoY organic revenue growth in 2022

INVESTOR PRESENTATION JULY 2021 XPO: Less - than - truckload

XPO is a top three provider of LTL service in North America


XPOLogistics

LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, often shipped on pallets. Freight for different customers are consolidated in the same trailer.

- **Industry size, North America: ~$42 billion[1]**
- **XPO's share of addressable market: ~8%**
- **Q2 2021 record adjusted operating ratio: 81.1%[2]**
- **Largest customer as % of annual revenue: 2%**
- **Growth driven by a favorable industry environment, large-player advantage and idiosyncratic initiatives for margin expansion**

LOW CUSTOMER CONCENTRATION RISK

Revenue, TTM June 30, 2021
North America


Customer 1
2%
Customers 2-5
6%
Customers 6-10
4%
Customers 11-20
5%
Others
83%

[1] Source: Third-party research
[2] Excludes gains from sales of real estate
Refer to the "Non-GAAP Financial Measures" section on page 2 and Appendix for related information

INVESTOR PRESENTATION JULY 2021
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INVESTOR PRESENTATION JULY 2021 TTM revenue 1 $3.9 billion Locations 291 Team members 2 ~21,400 Number of tractors / trailers ~ 7,800 / 25,000 Shipments per year 3 ~12.4 million Key metrics for XPO’s North American LTL business 16 1 As of June 30, 2021, North America only 2 ~21,100 employees and ~3 00 temporary workers 3 FY 2020 Over 35 years of experience and deep relationships with domestic and cross - border customers

INVESTOR PRESENTATION JULY 2021 17 Industry fundamentals favorable for long - term expansion ▪ Industry characterized by rational pricing dynamics ▪ Core base of industrial demand diversified by the rapid growth of e - commerce, as more retail shipments are driven to LTL carriers National providers have a strong advantage ▪ XPO is one of the few US providers with coast - to - coast scale and visibility ▪ Covers every US state, including Alaska and Hawaii, and ~ 99% of all postal codes XPO’s optimization technology drives ongoing margin expansion ▪ Self - help tech initiatives for routing, load - building and pricing have already delivered significant margin growth ▪ XPO analytics with machine learning improve cross - dock labor productivity Pricing software reduces cost, improves utilization ▪ Automates pricing for small to mid - sized accounts ▪ Elasticity models help inform pricing decisions for larger accounts Substantial improvement since 2015 acquisition, with more upside ▪ Second best adjusted operating margin in the North American LTL industry ▪ Resilient cash flow generation realized through diligent working capital and capex management North American LTL on track to grow adjusted EBITDA to at least $1 billion in 2022

XPOLogistics

Industry-best North American LTL operating margin improvement

Executing on additional upsides

XPO's optimization technology has already delivered significant margin expansion, with extensive room for more gains in four areas:

- **Routing:** Dynamic routing for pickups and deliveries, with real-time digital visibility
- **Load-building:** Automated load-building for higher trailer utilization
- **Pricing:** Data-driven pricing tools reduce cost-to-serve with smaller accounts and identify optimal pricing for larger accounts
- **Labor productivity:** Intelligent analytics optimize the scheduling of dockworkers and truck drivers



16%
7%
2015
2020

+960 basis point improvement in adjusted operating margin[1] 2015 – 2020, with more to come

[1] Adjusted operating margin is the inverse of adjusted operating ratio
Refer to the "Non-GAAP Financial Measures" section on page 2 and Appendix for related information

INVESTOR PRESENTATION JULY 2021

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INVESTOR PRESENTATION JULY 2021 XPO Smart Œ intelligent productivity tools optimize LTL variable labor spend 19 Proprietary technology uses machine learning to become continually smarter at site - specific optimization ▪ Analyzes all major productivity levers simultaneously, giving managers the data to make the best overall decisions about full - time labor, part - time labor, length of work shift, scheduling and overtime hours ▪ Drives more motor moves per hour on LTL cross - docks, with high engagement of dockworkers and drivers ▪ Provides visibility into cross - dock labor activity in real time, as well as pre - scheduled labor for future periods ▪ Helps managers understand the future impact of operational decisions through site - specific modeling ▪ Takes turnover and training time into account when mapping productivity Implemented in 100% of North American LTL network, with significant productivity enhancements expected when fully utilized XPO IMAGE – IINSIDE OF LTL TRAILER

INVESTOR PRESENTATION JULY 2021 XPO: Truck brokerage

XPO Logistics

XPO is a brokerage leader with first-mover advantage in digital technology



Truck brokerage is a non-asset business that facilitates the movement of a quantity of freight requiring a full truckload, typically from a single shipper. A broker purchases truck capacity from independent carriers.

- **Truckload opportunity, North America: $360 billion[1]**
- **XPO's share of $61 billion truck brokerage[1] market: 3%**
- **TTM revenue June 30, 2021: $2 billion**
- **Average tenure of top 10 customers: ~13 years**
- **Growth driven by digital brokerage capabilities, access to massive capacity, and agility to adapt to changes in supply chains**

HEALTHY REVENUE DIVERSIFICATION BY VERTICALS

Revenue, TTM June 30, 2021
North America


Other 25%
Retail / E-commerce 25%
Food and beverage 20%
Industrial / manufacturing 18%
Logistics and Transportation 12%

[1] Third-party research, 2020: North American total addressable truckload opportunity is ~$360 billion; truck brokerage component is ~$61 billion

INVESTOR PRESENTATION JULY 2021
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XPOLogistics

Best-in-class value proposition and performance

Critical scale and capacity	▪ #3 broker in North America and #2 worldwide ▪ 67,000 carrier relationships in North America, 85,000 globally ▪ A transportation leader across UK, France, Spain, Portugal and Morocco
Robust industry tailwinds	▪ Secular outsourcing trend to brokers, particularly those with digital capabilities ▪ Acceleration of e-commerce and omnichannel retail demand coming out of COVID
Nimble business model	▪ Agile, non-asset business model with a variable labor structure generates substantial return on investment ▪ Strong operating leverage, with modest capex requirements
Durable commercial edge	▪ Long-tenured base of Tier 1 customer relationships, with low concentration risk ▪ Blue-chip customer brands are highly referenceable in strategically important verticals
In-demand technology	▪ Proprietary digital platform, XPO Connect™, excels at efficiency through automation ▪ Investments in digitization and visibility have created clear differentiation
Double-digit EBITDA growth	▪ Pricing optimization, automation and sales/margin discipline are driving profitability ▪ Outsized free cash flow conversion to EBITDA

XPO continues to substantially outperform major brokerage competitors in North America

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INVESTOR PRESENTATION JULY 2021 Proportion of outsourced freight transportation is shifting from asset - based trucking companies to brokers, as shippers seek more reliable access to capacity and agility 6% 7% 7% 7% 8% 9% 10% 10% 10% 11% 11% 12% 12% 13% 14% 14% 16% 17% 19% 20% 21% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 BROKER PENETRATION OF US TRUCKLOAD INDUSTRY Source: Third - party industry research Brokers have been steadily capturing truckload share for decades 23

XPO Logistics

XPO's brokerage CAGR has outperformed industry CAGR by more than 3x


BROKERAGE REVENUE GROWTH XPO VS INDUSTRY
US brokerage industry
XPO NORTH AMERICAN BROKERAGE CAGR: 23%
BROKERAGE INDUSTRY CAGR: 7%
~$40 billion
~$61 billion
2013
2020

Source: Third-party research
Note: Total addressable truckload opportunity is ~$360 billion; truck brokerage component is ~$61 billion

INVESTOR PRESENTATION JULY 2021
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INVESTOR PRESENTATION JULY 2021 25 Fully automated, cloud - based digital platform ▪ Provides deep visibility into available transportation capacity and market conditions ▪ Optimizes freight - matching by sourcing the best carriers for each load profile ▪ Improves transportation procurement by providing deep visibility into available capacity and market conditions ▪ Gives shippers and carriers the ability to interact directly when negotiating and tendering loads Automated functionality generates efficiencies for shippers, carriers and XPO XPO is accelerating revenue and margin expansion as a digital broker XPO HAS FIRST - MOVER ADVANTAGE WITH INVESTMENTS IN PROPRIETARY TECH Digital freight marketplace for shippers Mobile app with self - service driver dashboard for carriers XPO’s freight - matching engine

INVESTOR PRESENTATION JULY 2021 ▪ Proprietary mobile app gives drivers access to the XPO Connect Œ platform from the road ▪ Fully automated transactions, tracking solution and intuitive tools for bidding, booking loads and more ▪ Enhances access to truckload capacity for XPO customers regardless of market conditions FREIGHT MANAGEMENT CARRIER SCORE AND REWARDS CAPACITY POSTING LOAD BOOKING Truck drivers have downloaded the Drive XPO Œ app ~475,000 times 26

INVESTOR PRESENTATION JULY 2021 Total Drive XPO app downloads Total registered carrier users Total registered customer users XPO CONNECT Œ CARRIERS Total digital brokerage orders Note: All data is cumulative XPO CONNECT Œ CUSTOMERS 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 450,000 500,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 1,400,000 1,600,000 1,800,000 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 XPO’s digital marketplace is widely adopted and growing fast 27

INVESTOR PRESENTATION JULY 2021 GXO: Logistics

INVESTOR PRESENTATION JULY 2021 US 33% France 10% UK 29% Spain 7% Other 21% Retail / E - commerce 39% Food and beverage 13% Consumer packaged goods 13% Consumer technology 12% Other 23% GXO will be the largest pure - play contract logistics provider globally Logistics is an asset - light business characterized by long - term contractual relationships with high renewal rates and low cyclicality. It includes the management and distribution of goods, order fulfillment, reverse logistics and other services. ▪ Current outsourced logistics spend, North America and Europe: ~ $130 billion, with a total addressable opportunity of $430 billion 1 ▪ GXO’s share of current outsourced spend: 5% ▪ Average tenure of top 20 customers: 15 years ▪ Largest customer as % of 2020 revenue: 4% ▪ Growth driven by e - commerce, outsourcing and customer demand for warehouse automation REVENUE BY GEOGRAPHY 2 1 Source: Third - party industry research; refers to contract logistics 2 TTM as of June 30, 2021 29 REVENUE BY VERTICAL 2

INVESTOR PRESENTATION JULY 2021 Global leader in warehouse automation, expertise and quality of performance 30 Strong positioning in a fast - growing industry with massive tailwinds ▪ Well - positioned to continue to benefit from the rapid growth in e - commerce and reverse logistics, customer demand for warehouse automation and the secular trend toward outsourcing ▪ Largest outsourced e - commerce fulfilment platform in Europe and a leading platform for e - commerce and reverse logistics in North America Robust technological differentiation ▪ Global leader in innovation, capitalizing on the increasing complexity of supply chains, as B2C companies turn to 3PL partners to help them meet consumer demands ▪ Integrated technology solutions for warehouse management, intelligent automation, predictive analytics and labor productivity are valued by customers Long - term customer relationships in enduring verticals ▪ Blue - chip customer base, with 15 - year average tenure of top 20 customers ▪ Long - term relationships with world - class brands, including more than a third of the Fortune 100 ▪ Deep roots in sectors with high - growth outsourcing opportunities, such as retail and e - commerce, food and beverage, consumer packaged goods and consumer technology Resilient business model with multiple drivers of profitable growth ▪ Long runway for margin expansion through ongoing technology deployments and an asset - light business model (maintenance capex <1.5% of revenue) ▪ Proven resilience across cycles, with strong free cash flow generation ▪ Majority of revenue tied to multi - year contracts, with high visibility into revenue and earnings Experienced and cohesive leadership ▪ Hands - on executive team with decades of logistics experience; focused on winning ▪ Long track record of delivering above - industry performance with multinational operations ▪ Successful leaders of an entrepreneurial, inclusive and team - oriented culture

INVESTOR PRESENTATION JULY 2021 TTM revenue 1 $7 billion Countries of operation 27 Warehouses 869 Team members 2 ~94,000 Total warehouse space ~ 208 million sq. ft. – Capacity in Europe ~ 104 million sq. ft. – Capacity in North America ~ 97 million sq. ft. – Capacity in Asia ~ 7 million sq. ft. Approximately 4x to 8x the size of nearest pure - play competitors 31 1 As of June 30, 2021 2 ~66,000 employees and ~ 28 ,000 temporary workers

INVESTOR PRESENTATION JULY 2021 Diversified blue - chip customer base with long tenure End markets Key customers E - commerce, omnichannel and technology Food and beverage Consumer packaged goods Average tenure of top 20 customers is 15 years No customer accounted for more than 4% of 2020 revenue Multi - year contracts with 93% average historical revenue retention rate 32

XPOLogistics

Three major tailwinds are early-stage with low penetration and significant runways

E-COMMERCE LOGISTICS[1]

Consumers are demanding more from e-commerce supply chains



Currently outsourced 20%
Currently insourced 80%

WAREHOUSE AUTOMATION[2]

Customer demand for automation is accelerating



Automated warehouses 5%
Automation opportunity 95%

OUTSOURCING TO 3PLS[3]

$430 billion total addressable opportunity



Currently outsourced 30% $130 billion
Currently insourced 70% $300 billion

The management of product returns is a fast-growing area of e-commerce logistics, propelling GXO's 16% revenue CAGR in reverse logistics 2018 – 2020

Sources: L.E.K. Consulting, other third-party research
[1] Represents global e-commerce market
[2] Represents approximate penetration in US and Europe
[3] Represents North America and Europe

INVESTOR PRESENTATION JULY 2021

33

INVESTOR PRESENTATION JULY 2021 34 Intelligent warehouse automation generates measurable improvements ROBOTICS GOODS - TO - PERSON SYSTEMS ADVANCED SORTATION SYSTEMS VISION TECHNOLOGY ▪ Automation delivers reliable, consistent outcomes for customers, with increased speed and accuracy ▪ Warehouse management platform integrates several types of automation as an integrated solution ▪ First - mover advantage with advanced automation; strongly differentiates GXO as logistics partner of choice ▪ Robotics work cooperatively with humans or as standalone solutions ▪ Collaborative robots and autonomous goods - to - person systems overcome space and labor constraints; can move between projects and sites 4 - 6x productivity improvement with employees supported by goods - to - person systems 2x productivity improvement with employees who work alongside cobots

INVESTOR PRESENTATION JULY 2021 35 Proprietary labor management tools and analytics use machine learning to optimize ~$3 billion of labor cost in logistics operations ▪ Technology provides detailed visibility into current warehouse labor activities in real time, as well as pre - scheduled labor for future periods ▪ Manages major productivity levers simultaneously, including full - time labor, part - time labor, length of work shift, scheduling and overtime hours ▪ Currently deployed in ~60 % of GXO warehouses as of Q2 2021 Large upside going forward, as machine learning continues to boost productivity through actionable business intelligence GXO Smart improves workforce productivity by 5% to 7% on average

XPOLogistics

GXO Direct: an innovative, shared-space distribution solution for customers

National distribution solution gives customers fluid fulfillment with more flexibility than traditional distribution models, and at lower cost

ADVANTAGES FOR CUSTOMERS

- Maintain independent brand identity and value chain
- Access to logistics scale, expertise and technology without adding high-fixed-cost distribution centers
- Predictive analytics help plan inventory flows
- Reposition inventory within one and two-day ground delivery range of ~99% of the US population – increasing customer revenue growth by ~20% on average
- Service agility enhances brands
- Unrivaled speed to market

ADVANTAGES FOR GXO

- Differentiates from other logistics providers
- Shared warehouse model increases utilization of existing warehouses and other resources
  - Over 1.7 million square feet of warehouse space converted to GXO Direct across 20 locations
- Enables commercial relationships with emerging super-growth firms that are too small to support a dedicated logistics facility

INTEGRATES WITH MAJOR THIRD-PARTY E-COMMERCE MARKETPLACE PLATFORMS

INVESTOR PRESENTATION JULY 2021 36

INVESTOR PRESENTATION JULY 2021 Summary

INVESTOR PRESENTATION JULY 2021 POWERFUL TAILWINDS PROPELLING GROWTH AND RETURNS Less - than - truckload ▪ Extremely favorable industry trends ▪ Company - specific tech initiatives improving margin, independent of the macro ▪ #3 LTL provider in North America Truck brokerage ▪ Significantly outperforming competition ▪ First - mover advantage with strategic investments in digital brokerage ▪ #2 truckload broker globally, #3 in North America Logistics ▪ Secular trends of e - commerce and warehouse automation drive outsourcing ▪ Strong positioning with blue - chip customers across enduring verticals ▪ #1 pure - play contract logistics provider globally All three lines of business are strongly positioned for the future 38

INVESTOR PRESENTATION JULY 2021 Rationale for spin - off, expected to close August 2, 2021 39 Strategic focus ▪ XPO and GXO will both benefit from an undiluted focus on their specific strategic priorities and customer requirements Differentiation ▪ Each company can deepen its differentiation by enhancing the proprietary technology developed specifically for its service offering Flexibility ▪ Each company will have greater flexibility to tailor its decision - making, capital allocation and capital structure to its business strategy Aligned investor base ▪ Each standalone company will have an investor base aligned with a clear - cut value proposition and be valued separately by the investment community, potentially resulting in an increase in equity value that would benefit each of the businesses in executing its strategy Pure - play equity currency ▪ Each company will be able to attract and retain world - class talent by offering meaningful equity - based compensation that correlates closely to performance ▪ Each company’s ability to pursue accretive M&A will be enhanced with the benefit of an independent equity currency at a potentially higher value

INVESTOR PRESENTATION JULY 2021 Culture of ESG will continue at XPO and GXO Workforce and Talent Employee and Community Safety Diversity, Equity and Inclusion Information Security Environmental and Sustainability Governance Tracking progress on ~40 ESG initiatives ESG Scorecard XPO took decisive actions to strengthen its cultural framework for diversity, equity and inclusion in 2020, with clear targets going forward: ▪ Appointed first chief diversity officer ▪ Set ESG targets for executive compensation program ▪ Established core DE&I objectives relating to recruitment and retention – Working to significantly increase the diversity of talent in the pipeline by collaborating with HBCUs and others – Ensuring promotion of women and minority employees to middle and senior management roles – Communicating culture of belonging to an expanded range of underrepresented groups, replicating XPO’s success with LGBTQ+ hiring 40

INVESTOR PRESENTATION JULY 2021 Supplemental materials

XPOLogistics

Additional service: last mile logistics for heavy goods

Last mile logistics is the facilitation of deliveries to consumer homes, often with white-glove service. XPO specializes in last mile logistics for heavy goods, such as appliances, furniture and large electronics. North American industry size: ~$13 billion[1].

XPO KEY METRICS[2]

TTM revenue	$1.0 billion
Hub locations	85
Team members[3]	~2,600
Carriers / trucks	~1,800 / ~4,300
TTM deliveries and installations per year	Over 11 million

INDUSTRY LEADER IN NORTH AMERICA

- XPO is the largest last mile provider for heavy goods
- Customers include omnichannel retail, e-commerce and direct-to-consumer manufacturers
- Asset-light platform positioned within 125 miles of 90% of the US population; independent contractor network
- Consistently high satisfaction levels supported by digital consumer engagement via XPO technology
- XPO Connect™ tools balance route efficiency with consumer at-home availability

Accelerating growth of e-commerce includes trend toward more big and bulky goods bought online

US e-commerce, $ in billions


CAGR 15%
135
138
161
190
220
250
287
328
377
435
493
567
707
818
957
1,104
1,249
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A
2020E
2021E
2022E
2023E
2024E

[1] Third-party research
[2] As of June 30, 2021
[3] ~1,800 employees and ~800 temporary workers

INVESTOR PRESENTATION JULY 2021
42

INVESTOR PRESENTATION JULY 2021 XPO holds leading transportation positions in key European geographies 43 Truck Brokerage #1 truck broker in France and Spain #3 truck broker in the UK Less - Than - Truckload #1 LTL provider in France and Spain #3 LTL provider in the UK Optimal LTL operating model utilized for each coverage area: contracted capacity, owned capacity or blended capacity ▪ Approximately 100 LTL locations serving countries across Europe ▪ Ability to transport freight from a single pallet to full truckload ▪ Over 61,000 pallets delivered daily over domestic and international networks

INVESTOR PRESENTATION JULY 2021 XPO is widely recognized for performance and culture 44 ▪ Named one of the World’s Most Admired Companies by Fortune, 2018, 2019, 2020, 2021 ▪ Ranked #1 in the Fortune 500 category of Transportation and Logistics, 2017, 2018, 2019, 2020 ▪ Awarded silver CSR rating in Europe by EcoVadis for transportation and logistics, 2019, 2020 ▪ Named one of Spain’s Best Companies to Work For by Forbes, 2019, 2020, 2021 ▪ Awarded Apprenticeship of the Year in the UK by Motor Transport, 2020 ▪ Named one of Best Leadership Teams and Best CEOs for Diversity by Comparably, 2021 ▪ Received Intel’s Supplier Achievement Award, 2021 ▪ Winner of Dow Chemical’s Sustainability Award for road transportation, 2021 ▪ Named LTL Collaborator of the Year by GlobalTranz , 2021 ▪ Recognized as one of the Most Socially Responsible Companies in France by Statista, 2020 ▪ Honored with Whirlpool Corporation Intermodal Carrier of the Year Award and Maytag Dependability Award, 2020 ▪ Ranked Logistics Solution Provider of the Year by Urban Transport News in India, 2020 ▪ Received Torres & Earth Award in Spain for making positive contributions to combat climate change, 2020 ▪ Ranked #7 of the Top 20 UK Companies for Quality of Workplace Culture by the Chartered Management Institute, 2020 ▪ Ranked in top three of the Top 100 Transport Companies in France by l’Officiel des Transporteurs , 2019, 2020 ▪ Recognized by Ford Motor Company with World Excellence Awards, 2019 silver - level, 2020 gold - level ▪ Recognized by Owens Corning as Supplier of the Year Award, 2020 ▪ Named a European Diversity Leader by the Financial Times, 2019 ▪ Named a Leader in the Magic Quadrant for 3PL Providers by Gartner, 2017, 2018, 2019, 2020, 2021 ▪ Recognized by General Motors with Supplier of the Year Award for aftermarket distribution 2019, managed transportation 2020, 202 1 Continued on next page

INVESTOR PRESENTATION JULY 2021 XPO is widely recognized for performance and culture (cont.) 45 ▪ Ranked in top 100 of America's Most Responsible Companies by Newsweek, 2019 ▪ Named a Winning “W” Company by 2020 Women on Boards for gender diversity of the board of directors, 2019 ▪ Named a Disruptive Technology Leader on the Freight.Tech 25 by FreightWaves , 2019 ▪ Recognized by Raytheon Company with EPIC Supplier Excellence Award for on - time delivery, 2019 ▪ Recognized by Nissan Manufacturing UK for excellence at Operational Logistics Awards, 2014, 2015, 2016, 2017, 2018, 2019 ▪ Ranked #1 on Transport Topics Top 50 Logistics list, 2017, 2018, 2019, 2020 ▪ Named a Top 100 3PL by Inbound Logistics, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 ▪ Ranked #3 of the Glassdoor Top 20 UK companies with the best leadership and culture, 2018, 2019 ▪ Named to the Fortune Future 50 list of US companies best positioned for breakout growth, 2018 ▪ Awarded Best Employer Practice Award for partnership with DS Workfit by British Association for Supported Employment, 2019 ▪ CEO Jacobs ranked #10 on Barron's readers list of World's Best CEOs, 2018

INVESTOR PRESENTATION JULY 2021 Select highlights of XPO’s people - first culture 46 ▪ Road to Zero program helped decrease the percentages of distracted driving, lost work days and crashes by double - digits in 2020 ▪ Appointed a Chief Diversity Officer and launched a Diversity and Inclusion Council in 2020 ▪ Launched a Sustainability Steering Committee and a Diversity and Inclusion Steering Committee in Europe in 2020 ▪ Named 2021 transportation partner of 3 - Day Walks ® for Susan G. Komen Foundation in its fight against breast cancer ▪ Partnered with Hispanic Association of Colleges and Universities to provide financial support for HACU’s objectives ▪ Partnered with Truckers Against Trafficking to help combat human trafficking ▪ Recognized by Human Rights Campaign on the Corporate Equality Index (CEI) for LGBTQ+ inclusion, 2020, 2021 ▪ Recognized by Disability:IN and the American Association of People with Disabilities on the Disability Equality Index, 2021 ▪ Donated global logistics services to Soles4Souls, a non - profit committed to disrupting the cycle of poverty ▪ Partnered with a leading virtual clinic for women and families to provide supplemental health services for employees ▪ Tuition benefit reimburses employees up to $5,250 annually for pursuing continuing education ▪ Robust recruitment initiatives emphasize diversity hiring; awarded Viqtory’s bronze - level Military - Friendly Employer ® ▪ Company celebrates Black History, Women’s History, Hispanic Heritage, LGBTQ+ Pride and Military Appreciation months ▪ 300 young people hired to date by XPO Logistics in Europe through the XPO Graduate Program Progressive Pregnancy Care and Family Bonding benefits ▪ Any XPO employee, male or female, receives up to six weeks of 100% paid postnatal leave as primary caregiver; women receive u p to 20 days of 100% paid prenatal leave for health and wellness ▪ “Automatic yes" pregnancy accommodations granted on request; more extensive accommodations easily arranged ▪ XPO guarantees that a woman will continue to be paid her regular base wage rate, and remain eligible for wage increases, whil e h er pregnancy accommodations are in effect XPO’s latest Sustainability Report is available online at sustainability.xpo.com

XPO Logistics

Strongly committed to sustainability in transportation and logistics

TRANSPORTATION

- Named a Top 75 Green Supply Chain Partner by Inbound Logistics for 2016, 2017, 2018, 2019, 2020, 2021
- Awarded Trophées EVE 2020 for implementing an "urban river" solution to reduce CO_2 emissions during inner-city deliveries in Paris, in cooperation with the Ports of Paris, City of Paris, Île-de-France region and Voies Navigables de France
- Renewed three-year commitment to the CO_2 Charter in France, extending 10-year commitment to sustainability
- Expanded fleet with 80 liquified natural gas (LNG) trucks in Europe in 2020; now over 250 natural gas trucks in Europe
- Invested in fuel-efficient Freightliner Cascadia tractors in North America (EPA-compliant and GHG14-compliant technology), and Stralis Natural Power Euro VI tractors in Europe
- European fleet has reduced fuel consumption by 10% since 2015
- Partnered with ENGIE Solutions, a leading provider of sustainable mobility, to transport natural gas in cryogenic tanks capable of maintaining extremely low temperatures
- XPO mega-trucks in Spain can reduce CO_2 emissions by up to 20% by transporting more freight per trip
- XPO drivers train in responsible eco-driving and fuel usage reduction techniques
- North American LTL locations implementing phased upgrades to LED lighting
- Experimenting in Europe with diesel-electric hybrids and zero-emission electric vans for last mile service
- Utilizing electronic waybills and documentation in global operations to reduce paper and other waste

CarbonNET, our proprietary, cloud-based calculator, helps our operations document emission sources, activity data and CO_2 calculations

INVESTOR PRESENTATION JULY 2021

47

INVESTOR PRESENTATION JULY 2021 Strongly committed to sustainability in transportation and logistics (cont.) 48 LOGISTICS ▪ XPO’s Digital Distribution Warehouse of the Future for Nestlé in the UK is an environmentally advanced facility, with ammonia refrigeration, LED lighting, air - source heat pumps and a rainwater harvesting system ▪ Numerous XPO facilities are ISO14001 - certified to high standards for environmental management ▪ Nearly 75% of XPO’s total space in Europe are expected to operate LED lighting systems by year - end 2021 ▪ Polystyrene recycling initiative launched in France in partnership with Envie , an organization that gets vulnerable people back to work; recognized with the Sustainable Industry Award by L'Usine Nouvelle ▪ Long - time partner of EPA SmartWay ® Logistics in North America; EPA’s Energy Star Warehouse Leadership Group ▪ 96% of XPO’s logistics sites are eligible for the EPA’s Stormwater No Exposure Certification ▪ Obtained Ecocert Organic Certification for temperature - controlled logistics warehouses in France, 2019 ▪ Defined greenhouse gas and landfill reduction targets for North American logistics and drafted procedures to address sustaina ble procurement, greenhouse gas emissions, landfill diversion, natural resource conservation and energy efficiency ▪ Energy efficiency evaluations performed prior to selecting warehouses to lease ▪ Vast majority of material handling devices used in logistics sites operate on battery power instead of fuel ▪ Millions of electronic components and batteries recycled annually as a byproduct of managing reverse logistics ▪ Packaging engineers ensure that optimal carton size is used for each product slated for distribution ▪ Reusable kitting tools manufactured by XPO utilized for installation of parts in customer operations

XPOLogistics

Business glossary

XPO SERVICES

- **Less-than-truckload (LTL):** LTL is the transportation of a quantity of freight that is larger than a parcel but too small to require an entire truck, and is often shipped on a pallet. LTL shipments are priced according to the weight of the freight, its commodity class (generally determined by cube/weight ratio and type of product), and mileage within designated lanes. An LTL carrier typically operates a hub-and-spoke network that allows for the consolidation of multiple shipments for different customers in single trucks. XPO is the third largest LTL provider in North America, with 290 terminals and over 75,000 next-day and two-day lanes. This network provides customers with geographic density and day-definite regional, inter-regional and transcontinental LTL freight services, including cross-border US service to and from Mexico and Canada, and intra-Canada service. The company also has one of the largest LTL networks in Western Europe, using a blended model of owned and contracted capacity to provide customers with domestic and pan-European solutions,

- **Logistics:** Logistics is an asset-light business characterized by long-term contractual relationships with high renewal rates and low cyclicality. Contracts are typically structured as either fixed-variable, cost-plus or gain-share. XPO is the second largest contract logistics provider in the world, with long-tenured customer relationships in diverse verticals, and customized solutions with high-value-add components, such as advanced automation, that minimize commoditization. The company's services include e-commerce fulfillment, reverse logistics, value-added warehousing and distribution, order personalization, cold-chain logistics, packaging and labeling, aftermarket support, inventory management and supply chain optimization for customers in aerospace, manufacturing, retail, life sciences, chemicals, food and beverage and cold-chain.

  Reverse logistics, also known as returns management, is a fast-growing area of logistics that refers to managing the flow of returned goods back through logistics facilities typically unwanted or defective merchandise. The demand for returns management has increased dramatically along with e-commerce sales, as consumers often "test drive" products they buy online. Reverse logistics services can include cleaning, testing, inspection, refurbishment, restocking, warranty processing and refunding.

- **Truck brokerage:** Truck brokerage is a variable-cost business that facilitates the trucking of freight by procuring carriers through the use of proprietary technology, typically referred to as a TMS (transportation management system). Brokerage net revenue is the spread between the price to the shipper and the cost of purchased transportation. The vast majority of truck brokerage shipments are full truckload: cargo is provided by a single shipper in an amount that requires the full limit of the trailer, either by dimension or weight. XPO is the second largest freight broker globally and the third largest in North America. The company matches shippers' loads with third-party carrier capacity primarily provided by independent contractors with the ability to interact directly on the company's proprietary XPO Connect™ digital platform (see next page). Truck brokers have steadily increased their share of the for-hire trucking market throughout cycles, and shippers increasingly value automation, making digital truck brokerage one of the strongest trends in the transportation industry.

INVESTOR PRESENTATION JULY 2021

49

XPOLogistics

Business glossary (cont.)

XPO TECHNOLOGY

- **XPO Connect™:** XPO's proprietary, fully automated, self-learning digital freight marketplace connects shippers and carriers directly, as well as through company operations. XPO Connect™ gives shippers comprehensive visibility into current market conditions, including fluctuations in capacity, spot rates by geography and digital negotiating through an automated counteroffer feature. Carriers can post available truck capacity and bid on loads, and shippers can tender loads and track their freight in real time. Drivers use the Drive XPO™ app for mobile access to XPO Connect™ from the road. The app also serves as a geo-locator and supports voice-to-text communications. The cloud-based XPO Connect™ platform is deployed in North America and Europe.
- **XPO Direct™:** XPO's national, shared-space distribution network gives retail, e-commerce, omnichannel and manufacturing customers new ways to distribute their goods. XPO Direct™ warehouses serve as stockholding sites and cross-docks that can be utilized by multiple customers at the same time. B2C and B2B customers "rent" XPO's logistics capacity, labor, technology, transportation and storage to reposition inventories fluidly across markets as demand fluctuates without the capital investment of adding distribution centers. The XPO Direct™ network uses XPO's existing assets and supplier relationships as growth levers, capturing incremental business by positioning customer inventories within one or two-day ground delivery of approximately 99% of the US population.
- **XPO Smart™:** XPO's proprietary, intelligent optimization tools improve labor productivity, warehouse management and demand forecasting in the company's logistics and transportation operations. In the company's logistics business, XPO Smart™ interfaces with the XPO's proprietary warehouse management platform to forecast optimal labor levels day-by-day and shift-by-shift, showing the future impact of current decisions. In the transportation business, XPO Smart™ is utilized in the company's less-than-truckload operations to improve cross-dock productivity at LTL network terminals.

INVESTOR PRESENTATION JULY 2021

50

INVESTOR PRESENTATION JULY 2021 Appendix

XPOLogistics

Financial reconciliations

The following table reconciles XPO's net income (loss) attributable to common shareholders for the periods ended June 30, 2021 and 2020 to adjusted EBITDA for the same periods.

XPO LOGISTICS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)
(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2021	2020	Change %	2021	2020	Change %
Net income (loss) attributable to common shareholders [1]	$ 156	$ (132)	NM	$ 271	$ (110)	NM
Distributed and undistributed net income [1] [2]	-	1		-	2	
Net income (loss) attributable to noncontrolling interests	2	(3)		5	(1)	
Net income (loss)	158	(134)	NM	276	(109)	NM
Debt extinguishment loss	-	-		8	-	
Interest expense	63	82		132	154	
Income tax provision (benefit)	46	(71)		81	(61)	
Depreciation and amortization expense	205	196		397	379	
Unrealized (gain) loss on foreign currency option and forward contracts	2	3		1	(1)	
Transaction and integration costs	35	46		53	90	
Restructuring costs	(2)	50		2	53	
Adjusted EBITDA [3]	$ 507	$ 172	194.8%	$ 950	$ 505	88.1%
Revenue	$ 5,036	$ 3,502	43.8%	$ 9,810	$ 7,366	33.2%
Adjusted EBITDA margin [4]	10.1%	4.9%		9.7%	6.9%	

NM- Not meaningful
[1] The sum of quarterly net income (loss) attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts because losses are not allocated to the Series A Preferred Stock.
[2] Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non-cash allocation of undistributed earnings
[3] Adjusted EBITDA includes North American less-than-truckload real estate gains of $5 million and $10 million for the three months ended June 30, 2021 and 2020, respectively, and $22 million and $37 million, respectively, for the six months ended June 30, 2021 and 2020.
[4] Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe in all periods
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION JULY 2021

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XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the periods ended June 30, 2021 and 2020 to adjusted net income (loss) attributable to common shareholders for the same periods.

XPO LOGISTICS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2021	2020 [1]	2021	2020 [1]
GAAP net income (loss) attributable to common shareholders	$ 156	$ (132)	$ 271	$ (110)
Debt extinguishment loss	-	-	8	-
Unrealized (gain) loss on foreign currency option and forward contracts	2	3	1	(1)
Amortization of acquisition-related intangible assets	35	36	71	71
Transaction and integration costs	35	46	53	90
Restructuring costs	(2)	50	2	53
Income tax associated with the adjustments above [2]	(17)	(30)	(32)	(52)
Impact of noncontrolling interests on above adjustments	-	(2)	(1)	(2)
Allocation of undistributed earnings	-	-	-	(3)
Adjusted net income (loss) attributable to common shareholders	$ 209	$ (29)	$ 373	$ 46
Adjusted basic earnings per share	$ 1.87	$ (0.32)	$ 3.43	$ 0.50
Adjusted diluted earnings per share	$ 1.86	$ (0.32)	$ 3.32	$ 0.45
Weighted-average common shares outstanding				
Basic weighted-average common shares outstanding	112	91	109	92
Diluted weighted-average common shares outstanding	113	91	113	102

[1] The second quarter and first six months of 2020 were recast to exclude the amortization of acquisition-related intangible assets
[2] The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items and contribution- and margin-based taxes
Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION JULY 2021
53

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net cash provided by operating activities for the periods ended June 30, 2021 and 2020, and the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to free cash flow for the same periods.

XPO LOGISTICS, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES TO FREE CASH FLOW

(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,		Years Ended December 31,					
	2021	2020	2021	2020	2020	2019	2018	2017	2016	2015
Net cash provided by operating activities	$ 366	$ 214	$ 539	$ 394	$ 885	$ 791	$ 1,102	$ 785	$ 622	$ 91
Cash collected on deferred purchase price receivable	-	-	-	-	-	186	-	-	-	-
Adjusted net cash provided by operating activities	366	214	539	394	885	977	1,102	785	622	91
Payment for purchases of property and equipment	(110)	(116)	(250)	(255)	(526)	(601)	(551)	(504)	(483)	(249)
Proceeds from sales of property and equipment	26	23	62	77	195	252	143	118	69	60
Free Cash Flow	$ 282	$ 121	$ 351	$ 216	$ 554	$ 628	$ 694	$ 399	$ 208	$ (98)

Note: 2016 and 2017 data have been recast to reflect the impact of Accounting Standards Update 2016-18
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION JULY 2021

54

Financial reconciliations (cont.)

The following table reconciles XPO's operating income attributable to its North American less-than-truckload business for the quarters ended June 30, 2021 and 2020, and for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted operating income, adjusted operating ratio and adjusted EBITDA for the same periods.

RECONCILIATION OF NON-GAAP MEASURES
XPO LOGISTICS NORTH AMERICAN LESS-THAN-TRUCKLOAD
ADJUSTED OPERATING RATIO AND ADJUSTED EBITDA

(Unaudited)
(In millions)

	Three Months Ended June 30,		Years Ended December 31,					
	2021	2020	2020	2019	2018	2017	2016	2015
Revenue (excluding fuel surcharge revenue)	$ 917	$ 700	$ 3,106	$ 3,259	$ 3,230	$ 3,140	$ 3,035	$ 3,081
Fuel surcharge revenue	164	92	433	532	552	455	370	448
Revenue	1,081	792	3,539	3,791	3,782	3,595	3,405	3,529
Salaries, wages and employee benefits	486	416	1,748	1,786	1,754	1,697	1,676	1,741
Purchased transportation	116	70	334	397	400	438	438	508
Fuel and fuel-related taxes	71	35	186	264	293	234	191	230
Other operating expenses	145	147	495	471	590	574	538	635
Depreciation and amortization	57	58	224	227	243	233	203	164
Rents and leases	19	15	65	49	44	42	41	49
Operating income (1)	187	51	487	597	458	377	318	202
Operating ratio (2)	82.7%	93.6%	86.2%	84.3%	87.9%	89.5%	90.7%	94.3%
Transaction, integration and rebranding costs	-	3	5	-	-	19	24	21
Restructuring costs	-	5	4	3	3	-	-	-
Amortization expense	9	9	34	34	33	34	34	10
Other income (3)	14	10	43	22	29	12	-	-
Depreciation adjustment from updated purchase price allocation of acquired assets	-	-	-	-	-	-	(2)	-
Adjusted operating income (1)	$ 210	$ 78	$ 573	$ 656	$ 523	$ 442	$ 374	$ 233
Adjusted operating ratio (4) (5)	80.6%	90.1%	83.8%	82.7%	86.2%	87.7%	89.0%	93.4%
Depreciation expense	48	49	190	193	210	199	169	154
Other	-	-	1	2	-	6	4	(6)
Adjusted EBITDA (1)	$ 258	$ 127	$ 764	$ 851	$ 733	$ 647	$ 547	$ 381

[1] Operating income, adjusted operating income and adjusted EBITDA include real estate gains of $5 million and $10 million for the three months ended June 30, 2021 and 2020, respectively
[2] Operating ratio is calculated as (1 - (operating income divided by revenue))
[3] Other income primarily consists of pension income
[4] Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)). Adjusted operating margin is the inverse of adjusted operating ratio
[5] Excluding impact of gains on real estate transactions from both periods, adjusted operating ratio strengthened by 1,030 basis points from 91.4% in the second quarter of 2020 to 81.1% in the second quarter of 2021

Note: Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

INVESTOR PRESENTATION JULY 2021
55

INVESTOR PRESENTATION JULY 2021 Financial reconciliations (cont.) 56 The following table reconciles XPO’s revenue attributable to its North American Truck Brokerage business for the quarters ended June 30, 2021 and 2020 to net revenue for the same period. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document RECONCILIATION OF NON - GAAP MEASURES XPO LOGISTICS NORTH AMERICAN TRUCK BROKERAGE NET REVENUE (Unaudited) (In millions) Change % Revenue $ 598 $ 298 100.6% Cost of transportation and services 511 238 Net revenue $ 87 $ 60 47.1% Three Months Ended June 30, 2021 2020

INVESTOR PRESENTATION JULY 2021 Financial reconciliations (cont.) 57 The following table reconciles XPO’s Logistics segment revenue to organic revenue for the quarter ended June 30, 2021. 1 Organic revenue growth is calculated as the relative change in year - over - year organic revenue, expressed as a percentage of 2020 organic revenue. Note: Refer to the “Non - GAAP Financial Measures” section on page 2 of this document RECONCILIATION OF NON - GAAP MEASURES XPO’S LOGISTICS SEGMENT ORGANIC REVENUE (Unaudited) (In millions) Revenue $ 1,881 $ 1,404 Revenue from acquired business (151) - Foreign exchange rates (107) - Organic revenue $ 1,623 $ 1,404 Organic revenue growth (1) 15.6% Three Months Ended June 30, 2021 2020

INVESTOR PRESENTATION JULY 2021 Financial reconciliations (cont.) 58 1 Relates to the conversion of 69,445 shares of the company's Series A Preferred Stock 2 Relates to the Series A Preferred Stock and is comprised of actual preferred stock dividends and the non - cash allocation of und istributed earnings Refer to the “Non - GAAP Financial Measures” section on page 2 of this document The following table reconciles XPO’s net income (loss) attributable to common shareholders for the trailing twelve months ended June 30, 2021 to adjusted EBITDA for the same period. XPO LOGISTICS, INC. RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (Unaudited) (In millions) Net income (loss) attributable to common shareholders $ 460 $ 271 $ 79 $ (110) Preferred stock conversion charge (1) 22 - 22 - Distributed and undistributed net income (2) 7 - 9 2 Net income (loss) attributable to noncontrolling interests 13 5 7 (1) Net income (loss) 502 276 117 (109) Debt extinguishment loss 8 8 - - Interest expense 303 132 325 154 Income tax provision (benefit) 173 81 31 (61) Depreciation and amortization expense 784 397 766 379 Unrealized (gain) loss on foreign currency option and forward contracts - 1 (2) (1) Transaction and integration costs 63 53 100 90 Restructuring costs 5 2 56 53 Adjusted EBITDA $ 1,838 $ 950 $ 1,393 $ 505 2021 2021 2020 2020 June 30, June 30, December 31, June 30, Trailing Twelve Months Ended Six Months Ended Twelve Months Ended Six Months Ended

XPOLogistics

Financial reconciliations (cont.)

The following table reconciles XPO's net income (loss) attributable to common shareholders for the years ended December 31, 2020, 2019, 2018, 2017, 2016 and 2015 to adjusted EBITDA and adjusted EBITDA excluding the North American truckload business divested in 2016.

XPO LOGISTICS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA EXCLUDING TRUCKLOAD

(Unaudited) (In millions)	Years Ended December 31,					
	2020	2019	2018	2017	2016	2015
Net income (loss) attributable to common shareholders	$ 79	$ 379	$ 390	$ 312	$ 63	$ (246)
Preferred stock beneficial conversion charge [1]	22	-	-	-	-	52
Distributed and undistributed net income	9	40	32	28	6	3
Net income (loss) attributable to noncontrolling interests	7	21	22	20	16	(1)
Net income (loss)	117	440	444	360	85	(192)
Debt commitment fees	-	-	-	-	-	20
Debt extinguishment loss	-	5	27	36	70	-
Other interest expense	325	292	217	284	361	187
Loss on conversion of convertible senior notes	-	-	-	1	-	10
Income tax provision (benefit)	31	129	122	(99)	22	(91)
Accelerated amortization of trade names	-	-	-	-	-	2
Depreciation and amortization expense	766	739	716	658	643	363
Unrealized (gain) loss on foreign currency option and forward contracts	(2)	9	(20)	49	(36)	3
Transaction, integration and rebranding costs	100	5	33	78	103	201
Restructuring costs	56	49	21	-	-	-
Litigation costs	-	-	26	-	-	-
Gain on sale of equity investment	-	-	(24)	-	-	-
Gain on sale of intermodal equipment	-	-	-	-	-	(10)
Adjusted EBITDA	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,248	$ 493
Adjusted EBITDA divested NA Truckload business	-	-	-	-	80	19
Adjusted EBITDA excluding Truckload	$ 1,393	$ 1,668	$ 1,562	$ 1,367	$ 1,168	$ 474

[1] 2020 charge relates to the conversion of 69,445 shares of the company's Series A Preferred Stock
Note: Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe
Refer to the "Non-GAAP Financial Measures" section on page 2 of this document

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